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                                                                    EXHIBIT 23.2

                            WRIGHT FORD YOUNG & CO.
               CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS, INC.

The Members
Infobahn Technologies, LLC (d/b/a Digital Genesis):

    We consent to the inclusion of our report dated April 20, 1999, with respect to the balance sheets of Infobahn Technologies, LLC (d/b/a Digital Genesis) as of December 31, 1997 and 1996, and the related statements of operations, members' equity and cash flows for the years then ended, which report appears in the Form S-1 of Netgateway, Inc., reference number: 333-79751 and reference to our firm under the heading "Experts" in the prospectus..

     /s/ WRIGHT FORD YOUNG & CO.
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       WRIGHT FORD YOUNG & CO.

Dated: July 20, 1999